                        MASTER EQUIPMENT LEASE AGREEMENT
                        SCHEDULE (GROUP I)
================================================================================
LESSEE:             HYUNDAI ELECTRONICS AMERICA, INC.

--------------------------------------------------------------------------------
Street Address:     3101 North First Street

--------------------------------------------------------------------------------
City/State/Zip:     San Jose, California 95134

================================================================================

================================================================================
LESSOR:             AT&T COMMERCIAL FINANCE CORPORATION

--------------------------------------------------------------------------------
Address:            44 Whippany Road
                    Morristown, NJ 07962
--------------------------------------------------------------------------------
Lease
Number:
================================================================================

SCHEDULE NO. IAO WHICH INCORPORATES BY REFERENCE MASTER EQUIPMENT LEASE AGREEMENT DATED JANUARY 17, 1997 BETWEEN LESSOR AND LESSEE

-----------------------------------------------------------------------------------------------------------------------
SELLER:
-----------------------------------------------------------------------------------------------------------------------
                Equipment       Model/                                         Serial      Total Purchase     Rental
Qty.    Mfr.      Type          Feature             Description                Number         Price           Payment
-----------------------------------------------------------------------------------------------------------------------
                                          See Attached Exhibit A 5 Year MACRS              $5,765,367.68     $88,150.74
                                          See Attached Exhibit A 7 Year MACRS                $467,378.28      $7,428.37
-----------------------------------------------------------------------------------------------------------------------
                                                                    TOTAL PURCHASE PRICE   $6,232,745.96     $95,579.11
-----------------------------------------------------------------------------------------------------------------------

================================================================================
Initial Term: The Lease Term for each leased item commences on the Commencement Date and continues for sixty (60) months after the First Rental Payment Due Date.

Equipment Location:

                 2001 Fortune Drive
                 San Jose, CA 95131

Special Terms:   YES___ (See Special Terms attached) NO   X
                                                         ---

END OF
TERM
OPTIONS:    See Attached Section 1 below.

THE TERMS AND CONDITIONS OF THE END OF TERM OPTIONS AND OTHER IMPORTANT PROVISIONS ARE SET FORTH IN THIS SCHEDULE.

--------------------------------------------------------------------------------

Interim Rental Payment: $3,204.23 per day from and including the Commencement Date up to, but excluding, the First Rental Payment Due Date, payable monthly in advance

Advance Rent:

Rental Payment: $95,579.11

First Rental Payment Due Date: September 1, 1997

Subsequent Rental Payment Due Date: The same day of each month as the First Rental Payment Due Date.
--------------------------------------------------------------------------------

THIS SCHEDULE SHALL BE GOVERNED BY THE TERMS AND CONDITIONS OF THE MASTER EQUIPMENT LEASE AGREEMENT REFERENCED BY THE LEASE NUMBER SPECIFIED ABOVE (AGREEMENT) BY AND BETWEEN LESSEE, AS LESSEE, AND LESSOR OR AT&T CAPITAL CORPORATION OR ANY AFFILIATE OR SUBSIDIARY THEREOF, AS LESSOR AND THE TERMS AND CONDITIONS SET FORTH HEREIN. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS SCHEDULE AND THOSE IN THE AGREEMENT, THE TERMS OF THIS SCHEDULE SHALL GOVERN. PURSUANT TO SUCH TERMS AND CONDITIONS (WHICH LESSEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS), LESSEE AGREES TO LEASE FROM LESSOR (AS SPECIFIED BELOW AND LESSOR AGREES TO LEASE TO LESSEE THE ABOVE REFERENCED EQUIPMENT. IT IS FURTHER UNDERSTOOD AND AGREED THAT THE TERMS AND CONDITIONS OF THIS SCHEDULE MAY BE DIFFERENT FROM THE TERMS AND CONDITIONS OF PRIOR SCHEDULES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A OF THE UCC AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE THAT MAY LIMIT OR MODIFY THE LESSOR'S RIGHTS AS DESCRIBED IN THE AGREEMENT, THIS SCHEDULE OR ANY OTHER FUNDAMENTAL AGREEMENT (AS DEFINED IN THE AGREEMENT).
================================================================================

THIS SCHEDULE, THE MASTER EQUIPMENT LEASE AGREEMENT REFERENCED BY THE LEASE NUMBER SPECIFIED ABOVE (AGREEMENT) AND ALL OTHER FUNDAMENTAL AGREEMENTS (AS DEFINED IN THE AGREEMENT) EXECUTED BY BOTH LESSOR AND LESSEE CONSTITUTE THE ENTIRE AGREEMENT BETWEEN LESSOR AND LESSEE RELATING TO THE LEASING OF THE ABOVE REFERENCED EQUIPMENT AND SUPERSEDE ALL PRIOR AGREEMENTS RELATING THERETO, WHETHER WRITTEN OR ORAL, AND MAY NOT BE AMENDED OR MODIFIED EXCEPT IN WRITING SIGNED BY THE PARTIES HERETO.

HYUNDAI ELECTRONICS AMERICA, INC.          AT&T COMMERCIAL FINANCE CORPORATION

Lessee                                     Lessor

By: /s/ S.K. Kang                          By: /s/ John R. Clark
    ----------------------------------         --------------------------------
    (Lessee Authorized Signature)              (Lessor Authorized Signature)

                                                    John R. Clark
                                                Corporate Counsel and
S.K. Kang / Treasurer                            Assistant Secretary
--------------------------------------     --------------------------------
   (Type/Print Name and Title)               (Type/Print Name and Title)


Date: June 18, 1997                        Date: 6/18/97
      --------------------------------           --------------------------


                             I Hereby Certify That This is a
                             True, Correct and Complete
                             Copy of This Document.

                             By: /s/ Anne G. Valk
                                 -------------------------

          Capitalized terms used in this Schedule that are not otherwise defined herein shall have the meanings ascribed to them in the Master Equipment Lease Agreement ("Agreement") identified on the first page of this Schedule. The terms and conditions of this Schedule shall prevail over any conflicting or inconsistent terms and conditions in the Agreement and/or any amendments thereto entered into prior to the execution of this Schedule.

1.       END OF TERM OPTIONS.

Notwithstanding anything to the contrary in Section 18 of the Agreement, Lessee shall have only the following options at the expiration of the Initial Term of this Schedule: (i) unless Lessor notifies Lessee to the contrary at least one hundred and eighty (180) days prior to the expiration of the Initial Term, Lessee shall renew this Schedule as to all (but not less than all) of the Equipment for an additional twelve (12) month Term at the same monthly Rental Payment; or (ii) if Lessor does not require Lessee to renew this Schedule for the twelve (12) month Term provided in (i), Lessee must elect either Option A, Option B, or Option C below at the end of the applicable Term of this Schedule.

OPTION A - FAIR MARKET VALUE PURCHASE OPTION.

          (a) If Option A has been selected, no Event of Default exists, no event has occurred and is continuing which with notice or the lapse of time, or both, would constitute an Event of Default, and Lessee delivers to Lessor an irrevocable written election notice at least one hundred twenty (120) days prior to the expiration of the applicable Term, Lessee may purchase all (but not less than all) of the Equipment at the end of the applicable Term at Fair Market Value (as defined below).

         (b) If Lessee elects to purchase the Equipment, it shall pay Lessor the Fair Market Value amount at the expiration of the applicable Term, and Lessee shall make all other payments required hereunder during the remaining Term of this Schedule.

         (c) Fair Market Value for the Equipment shall be determined by agreement of Lessor and Lessee, or, at Lessee's sole expense, by an independent appraiser selected by Lessor. Fair Market Value means the total price that would be paid for the Equipment in an arm's length transaction between an informed and willing buyer (other than a used equipment dealer) under no compulsion to buy and an informed and willing seller under no compulsion to sell. In determining Fair Market Value, the costs of removing the Equipment from the Equipment Location and moving it to a new location shall not be deducted from its value.

         (D) If Lessee elects to purchase the Equipment, and has completely fulfilled the terms and conditions of the Agreement and this Section 1-Option A, then on the last day of the applicable Term: (i) this Schedule shall terminate and, except as provided in Section 25 of the Agreement, Lessee shall be relieved of all obligations under this Schedule; and (ii) Lessee shall be entitled to Lessor's interest in the Equipment "AS IS, WHERE IS," and without any warranty, express or implied from Lessor, other than the absence of any liens by, through or under Lessor.

OPTION B - FAIR RENTAL VALUE RENEWAL OPTION.

         (a) If Option B has been selected, no Event of Default exists, no event has occurred and is continuing which with notice or the lapse of time, or both, would constitute an Event of Default, and Lessee delivers to Lessor an irrevocable written election notice at least one hundred twenty (120) days prior to the expiration of the applicable Term, Lessee may renew this Schedule as to all (but not less than all) of the Equipment for a Renewal Term of not less than twelve (12) months at the Fair Rental Value (as defined below); provided, however, that the foregoing renewal option may not be exercised if Lessor determines, in its sole discretion, that there has been a material adverse change in Lessee's business or financial condition since the Commencement Date. If Lessee elects to renew this Schedule, Lessee and Lessor shall enter into a supplement to this Schedule to confirm the applicable Fair Rental Value amount and the length of the applicable Renewal Term (which shall be a minimum of twelve (12) months)).

        (b) Fair Rental Value for the Equipment shall be determined by agreement of Lessor and Lessee, or, at Lessee's sole expense, by an independent appraiser selected by Lessor. Fair Rental Value means the periodic amount which would be payable for the Equipment in an arm's length transaction between an informed and willing Lessee and an informed and willing Lessor, neither under compulsion to lease. In determining Fair Rental Value, the costs of removing the Equipment from the Equipment Location and moving it to a new location shall not be deducted from its value.

         (c) If Lessee elects to renew this Schedule, Lessee and Lessor shall enter into a supplement to this Schedule to confirm the applicable Fair Rental Value amount and the length of the applicable Renewal Term.

OPTION C - RETURN OPTION.

         (a) If Lessee decides not to purchase the Equipment pursuant to Option A or renew this Schedule pursuant to Option B at the end of the applicable Term, it shall provide Lessor with irrevocable written notice thereof at least one hundred twenty (120) days prior to the expiration of the applicable Term and return all (but not less than all) of the Equipment to Lessor in accordance with
Section 18 of the Agreement.

         (b) Should Lessee fail to: (i) provide Lessor with the one hundred twenty (120) day notice required above; (ii) pay Lessor the Fair Market Value amount specified above; or (iii) return the Equipment to Lessor in accordance with Section 18 of the Agreement, the applicable Term shall be extended for successive one hundred twenty (120) day periods until Lessee returns the Equipment to Lessor in accordance with Section 18 of the Agreement, or Lessor terminates this Schedule by ten (10) days' written notice to Lessee. In the event this Schedule is extended pursuant to the preceding sentence, Lessee shall continue to pay Lessor the periodic Rental Payments in effect prior to the expiration of the applicable Term, and all other provisions of the Agreement and this Schedule shall continue to apply.

2.       STIPULATED LOSS VALUE.

         For purposes of this Schedule, the Stipulated Loss Value of the Equipment shall be determined by multiplying the applicable Stipulated Loss Value Percentage (as specified in the SLV Table that is incorporated herein by reference by the listing thereon of the Lease Number and Schedule Number specified on the front of this Schedule) as of the due date of the last Rental Payment due immediately prior to the date of the Loss or the Event of Default, as applicable, by the Total Purchase Price set forth on the first page of this Schedule.

3.       TAX INDEMNITY.

          (a) Lessor intends to take accelerated cost recovery deductions ("Recovery Deductions") under Sections 167(a) and 168(b)(l) of the Internal Revenue Code of 1986, as amended ("Code"), and accelerated depreciation deductions under applicable state law ("Depreciation Deductions"). Accordingly, Lessee makes the following representations, warranties and covenants: (i) at the time Lessee accepts the Equipment pursuant to Section 3 of the Agreement, the Equipment will have been "placed in service" within the meaning of Sections 167 and 168 of the Code; (ii) the Total Purchase Price set forth on the first page of this Schedule shall qualify for Recovery Deductions and Depreciation Deductions (with the exception of any items that are excluded by specific language on the first page of this Schedule and any increase in the Total Purchase Price that is attributable to any accrued interest under a Financing Agreement); (iii) neither Lessee, any of its affiliates, nor any of its successors, sublessees or assigns was, is, or will become a tax-exempt entity described in Section 168(h)(2) of the Code at any time during the Term of this Schedule or the five (5) years preceding the Commencement Date; and (iv) at no time during the Term of this Schedule will Lessee (or any of its successors, sublessees or assigns) take any action or fail to take any action (whether or not such act or omission is otherwise required by the Agreement) that results in a loss, reduction, deferral, recapture or other unavailability to Lessor of any part of the Recovery Deductions or Depreciation Deductions. If, because of a breach of this Section 3(a), Recovery Deductions or Depreciation Deductions are lost, reduced, deferred, recaptured or otherwise made unavailable to Lessor (a "Tax Loss"), Lessee shall, upon demand by Lessor, promptly pay damages to Lessor. The amount of such damages shall be the amount necessary to provide Lessor with a Net Economic Return (as defined in Section 3(b) below) equal to the net Economic Return that Lessor would have realized if it had not suffered a Tax Loss. A loss or damage to the Equipment will constitute a breach of this
Section 3(a) if it does not result in the payment of the Lessor's Return described in Section 12 of the Agreement.

         (b) Any damages required by Section 3(a) above shall be in the amount necessary to provide Lessor a net after-tax yield, net after-tax cash flow and net after-tax book earnings ("Net Economic Return") equal to the net Economic Return Lessor would have realized with respect to the transaction contemplated by this Schedule if a Tax Loss had not occurred, assuming Lessee would fulfill all of its obligations hereunder, and shall be based upon the same assumptions and pricing analysis used by Lessor in determining the amount of the periodic Rental Payment then in effect. Without limiting the generality of the foregoing, it shall be irrefutably presumed that all income of Lessor for any year is subject to tax at the highest then applicable federal income tax rate generally applicable to corporations, and that Lessor has sufficient taxable income to offset all deductions arising hereunder.

         (c) With respect to any damages or adjustments calculated by Lessor as set forth above ("Calculation Amount"), at the request and expense of Lessee, Lessor shall submit the assumptions and calculations underlying any such Calculation Amount to Lessor's independent certified public accountants for verification of the maintenance of Lessor's Net Economic Return. Such accountants' determination that the Calculation Amount does or does not maintain Lessor's Net Economic Return (and, in the case of the latter, such accountants' determination of the adjusted amount that would so maintain such Net Economic Return), shall be binding upon Lessor and Lessee. Lessee agrees that any information provided to such accountants by Lessor constitutes private, proprietary and confidential property of Lessor, and that no person other than Lessor and such accountants shall be entitled to access thereto.

4.       SECURITY INTEREST.

          Lessor and Lessee intend the transaction described in this Schedule to be a true lease, and Lessee hereby authorized Lessor to file a financing statement to give public notice of Lessor's ownership of the Equipment. If such transaction is deemed by a court of competent jurisdiction to be a lease intended for security, Lessee grants Lessor and its assigns a purchase money security interest in the Equipment and in all attachments, accessories, additions, substitutions, products, replacements, rentals and proceeds (including insurance proceeds) therefrom as well as a security interest in any other Equipment financed pursuant to the Agreement or any other agreement between Lessor and Lessee (collectively, "Collateral"). Lessee shall execute and timely deliver to Lessor financing statements or any other documents Lessor deems necessary to perfect or protect Lessor's security interest in the Collateral. Lessor or Lessor's agent may file as a financing statement any lease document (or copy thereof, where permitted by law) Lessor deems necessary to perfect or protect Lessor's security interest in the Collateral. If Lessee fails to execute any such document, Lessor or Lessor's agent is hereby authorized to file any of the foregoing signed only by Lessor or Lessor's agent.

          There shall be three (3) signed Counterparts of this Schedule. To the extent that this Schedule constitutes chattel paper (as that term is defined in the UCC), a security interest may only be created in, and perfected by possession of, one Counterpart marked "Original"; all other Counterparts shall be duplicates.

5.        SOFTWARE; SOFTWARE TRANSFER FEES; RECERTIFICATION FEES.

          Lessee and Lessor acknowledge that the Equipment on a Schedule may include certain software ("Software") in which Lessor and Lessee have no ownership or other proprietary rights. Where required by the Software owner or manufacturer, Lessee shall enter into a license or other agreement for the use of the Software. Any Software agreement shall be separate and distinct from the Agreement and any Schedule, and Lessor shall not have any rights or obligations thereunder unless otherwise agreed. In the event the Rent on a Schedule includes an amount attributable to the financing by Lessor of Lessee's fee for use of the Software, Lessee agrees that such amounts shall be deemed Rent hereunder. Lessee shall be responsible for payment of, and shall indemnify Lessor against, any software license or transfer fees and any recertification or similar fees or charges imposed by the supplier of the Equipment or any third-party upon Lessor or Lessor's subsequent end-user of any item of Equipment following the return of any such item of Equipment to Lessor.

6.       FINANCING OF ADDITIONS.

         If Lessee intends to finance any addition or technical modification to the Equipment, Lessee shall, in writing, provide Lessor with the terms under which it hopes to obtain the financing. If Lessor does not, within 20 days after receiving Lessee's request, offer to finance the addition upon the terms requested by Lessee, Lessee may obtain offers from third parties and shall notify Lessor of the details of any third party financing offer Lessee would like to accept (Third Party Offer). If Lessor has not made a financing offer to Lessee on terms substantially similar to the Third Party Offer within 10 days of receiving Lessee's notice. Lessee may accept the Third Party Offer unless:
(a) the aggregate cost to Lessee of obtaining financing from the Third Party Offer is greater than the aggregate cost under Lessor's financing offer; (b)the Third Party Offer would create a security interest in, or a lien on, the Equipment; or (c) the addition is not otherwise permitted under this Agreement.


7.       RENTAL PAYMENT.

         The monthly Rental Payment (other than the Interim Rental Payments) shall be determined by multiplying the Total Purchase Price by .015226 for 5 Year MACRS Equipment and .01583 for 7 Year MACRS Equipment (the "Lease Rate Factors"); provided, however, that the Lease Rate Factors may be adjusted upward by Lessor five (5) business days prior to the First Rental Payment Due Date to reflect any increase in the average life treasury note yields. In the event Lessor elects to adjust the Lease Rate Factors, the following formula will be utilized:

         For every basis point increase in the treasury yield above 6.03%, an increase of .0000049 will be added to the Lease Rate Factors.

Should an adjustment to the Lease Rate Factors be made which increases the Rental Payment, Lessee and Lessor will immediately execute an amendment to this Schedule setting forth the new Rental Payment, which Rental Payment will remain in effect throughout the Initial Term of this Schedule.

                      Exhibit A to Equipment Schedule IA-O

--------------------------------------------------------------------------------------------------------
ITEM NO.    PROCESS      MACRS          SUPPLIER              MODEL NO.    DESCRIPTION       QUANTITY
--------------------------------------------------------------------------------------------------------
                                                                           Mechanical/D2T
                                                                            Texture 1600-
                                                                            Auto Serface
                                                            1800 Texture     Finisher &
     1       Texture        5       Exclusive Design Co.       Machine      Wet/Dry HandIer      4
--------------------------------------------------------------------------------------------------------
                                                           718L Wet Dry
     lA                     5       Exclusive Design Co.      Handler                            4
--------------------------------------------------------------------------------------------------------
              Laser
             Texture
     2       System         5             IBM                 LTT-5000        Lazer Texture      1
--------------------------------------------------------------------------------------------------------
             Post DXT                                                         Disk Cleaning
     3        Wash          5         Oliver Design           MDC 2000           System          1
--------------------------------------------------------------------------------------------------------
             Post
            Texture                                                           Modular Disc
     4       Wash           5         Oliver Design           MDC 2000       Cleaning System     1
--------------------------------------------------------------------------------------------------------
                                                                               12 Chamber
     5      Sputter         S          Intevac, Inc.          MDP 2508       Sputter System      1
--------------------------------------------------------------------------------------------------------
                                                                             Sputter System
     5A                     5          Intevac, Inc.                              Parts          1
--------------------------------------------------------------------------------------------------------
                                                                            Gravity Flo Disk
     6       Lube           5       San Jose Technology         7G495             Luber          2
--------------------------------------------------------------------------------------------------------
           Burnish &                                                          Tape Burnish
     7       Buff           5       Exclusive Design Co.         800F            800HDF          2
--------------------------------------------------------------------------------------------------------

     7A                     5       Exclusive Design Co.         703          Auto Handler       2
--------------------------------------------------------------------------------------------------------
                                                                              Bake Oven/450
     8         Bake         5        Despatch Insustries      LCC1 87NV-2       hr Batch         1
--------------------------------------------------------------------------------------------------------
                                                                            Ultrasonic vapor
     9                      5     Branson Ultransonic Corp   BSD/PFC 12165      degreaser        1
--------------------------------------------------------------------------------------------------------
                                                                            Mini Gravity Flo
    10       Re-Lube        5      San Jose Technology         7G495           Disk Luber        1
--------------------------------------------------------------------------------------------------------
                                                                               Manual Disk
    10A                     5      San Jose Technology                            Rack           4
--------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
ITEM NO.     SERIAL NUMBER         COST/UNIT       EXTENDED COST      PO NO.
------------------------------------------------------------------------------




             96113456; 96123631;                                    961409/
     1       96113513; 96123542   $  100,000.00   $  400,000.00   HEAMOOOD9-1
-------------------------------------------------------------------------------
                                                                    961409/
    lA             NA             $   20,000.00   $   80,000.00   HEAMOOOO9-1
-------------------------------------------------------------------------------


     2            LIT100          $  635,000.00   $  635,000.00   HEAMOO155
------------------------------------------------------------------------------
                                                                     60904/
     3             521            $  312,755.63   $  312,755.63   HEAMOO147
------------------------------------------------------------------------------

                                                                     60610/
     4             513            $  478,400.00   $  478,400.00   HEAMOOOO8
------------------------------------------------------------------------------
                                                                     1126/
     5             298            $2,037,557.00   $2,037,557.00   HEAMODOOl
------------------------------------------------------------------------------
                                                                     1126/
     5A            NA             $    5,739.30   $    5,739.30   HEAMOOOO1
------------------------------------------------------------------------------
                                                                     3501/
     6        SJT-159, SJT 161    $  132,718.00   $  265,436.00   HEAMOOO1 1
------------------------------------------------------------------------------
                                                                    961409/
     7     960738088, 96073089    $   85,000.00   $  170,000.00   HEAMOOOO9-1
------------------------------------------------------------------------------
                                                                    961409/
     7A            NA             $   20,000.00   $   40,000.00   HEAMOOOO9-1
------------------------------------------------------------------------------
                                                                   40079601/
     8           158325           $   10,168.00   $   10,168.00   HEAMOOOI24
------------------------------------------------------------------------------
                                                                      917/
    9          1-9555-97          $   32,589.75   $   32,589.75   HEAMOOO76-01
------------------------------------------------------------------------------

    10          SJT-161           $   23,765.00   $   23,765.00   HEAMOOO75
------------------------------------------------------------------------------

    10A           NA              $      785.00   $    3,140.00   HEAMOOO75
------------------------------------------------------------------------------


Lessee Initial  /s/ SKK
                ----------

Lessor Initial  /s/ JRC
                ---------

                      Exhibit A to Equipment Schedule IA-O

----------------------------------------------------------------------------------------------------
ITEM NO.    PROCESS    MACRS          SUPPLIER            MODEL NO.    DESCRIPTION       QUANTITY
----------------------------------------------------------------------------------------------------
  11           Cert      5           Phase Metrics          MG25OA       Robot               1
----------------------------------------------------------------------------------------------------



                                                                        Glide/Certify -
  1lA                     5         Phase Metrics           MG25OA      Work Cells          10
----------------------------------------------------------------------------------------------------

  11B                     5         Phase Metrics                                           24
----------------------------------------------------------------------------------------------------
                                                                        Slurry Del w/I/O
  12                      5       Exclusive Design Co.                  Flush & Parts        2
----------------------------------------------------------------------------------------------------
  12A                     5       Exclusive Design Co.                  Slurrey Del Parts    1
----------------------------------------------------------------------------------------------------
                                                                        Slurry Del w/I/O
  12B                     5       Exclusive Design Co.                       Flush           2
----------------------------------------------------------------------------------------------------
                                                                        Load & Unload
  13                      5       Unmanned Solution                     System               1
----------------------------------------------------------------------------------------------------
                                                                        HGA Holder for
  14                      5        Phase Metrics                        Type 2               1
----------------------------------------------------------------------------------------------------
                                                                        HGA Holder for
  14A                     5        Phase Metrics                        FHT Type 10          1
----------------------------------------------------------------------------------------------------
                                                                        Water
  15                      5            Lepel                            Recirculator         1

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
  16                      7            Renishaw         A/8012/1344     Raman System         1
----------------------------------------------------------------------------------------------------
  17                      7            QC Optics        D-7000          Diskan 7000          1
----------------------------------------------------------------------------------------------------
  18                      7             Nicolet         FTIR            FTIR                 1
----------------------------------------------------------------------------------------------------
  19                      7             Nicolet         Parts For FTIR  FTIR                 1

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
ITEM NO.    SERIAL NUMBER      COST/UNIT       EXTENDED COST      PO NO.
----------------------------------------------------------------------------
  11         84104515         $ 162,923.00     $   162,923.00    HEAMOO137
----------------------------------------------------------------------------
             MG537, MG538,
             MG539, MG540,
             MG54', MG542,
             MG544. MG545,
  1lA        MG546, MG 547    $ 101,750.00      $ 1,017,500.00   HEAMOO137
----------------------------------------------------------------------------

----------------------------------------------------------------------------
  11B            NA           $      26.00      $       624.00   HEAMOO491
----------------------------------------------------------------------------
  12             NA           $   6,000.00      $    12,000.00   HEAMOO233
----------------------------------------------------------------------------
  12A            NA           $   2,060.00      $     2,060.00   HEAMOO233
----------------------------------------------------------------------------

  12B            NA           $   5,330.00      $    10,660.00   HEAMOO233
----------------------------------------------------------------------------

  13             NA           $  44,000.00      $    44,000.00   HEAMOOO91
----------------------------------------------------------------------------

  14             NA           $   4,250.00      $     4,250.00   HEAMOO137
----------------------------------------------------------------------------

  14A            NA           $   2,750.00      $     2,750.00   HEAMOO137
----------------------------------------------------------------------------

  15             NA           $  14,050.00      $    14,050.00   HEAMOO121
                                                -------------
----------------------------------------------------------------------------
                                                $ 5,765,367.68
----------------------------------------------------------------------------

----------------------------------------------------------------------------
  16          RMMO52V-8       $ 149,580.00      $   149,560.00   HEAMO133
----------------------------------------------------------------------------
  17            724           $ 203,960.25      $   203,960.25   HEAOOO61
----------------------------------------------------------------------------
  18          ADL9600391      $ 101,413.67      $   101,413.67   HEAMOO65
----------------------------------------------------------------------------
  19                          $  12,424.36      $    12,424.36   HEAMOO77
                                                -------------
----------------------------------------------------------------------------
                                                $   467,378.28
----------------------------------------------------------------------------

Lessee Initial  /s/ SKK
                ----------

Lessor Initial  /s/ JRC
                ----------

[AT&T LOGO] AT&T
Capital Corporation                          (Applies to 5 Year MACRS Equipment)

                        MASTER EQUIPMENT LEASE AGREEMENT
                        STIPULATED LOSS VALUES
================================================================================
LESSEE:           HYUNDAI ELECTRONICS AMERICA, INC.

--------------------------------------------------------------------------------
Street Address:   3101 North First Street

--------------------------------------------------------------------------------
City/State/Zip:   San Jose, CA 95134

================================================================================
================================================================================
LESSOR:           AT&T COMMERCIAL FINANCE CORPORATION

--------------------------------------------------------------------------------
Address:          44 Whippany Road
                  Morristown, NJ 07962
--------------------------------------------------------------------------------
Lease                           Schedule
Number:                         Number:       IA0
================================================================================

The Stipulated Loss Value of the Equipment on the above referenced Master Equipment Lease Agreement Schedule shall be determined by multiplying the applicable Stipulated Loss Value Percentage (stated below) as of the due date of the last Rental Payment due immediately prior to the date of the Loss or the Event of Default, as applicable, by the Total Purchase Price.

                  Stipulated Loss                           Stipulated Loss        Rental      Stipulated Loss
 Rental Period    Value Percentage     Rental Period        Value Percentage       Period      Value Percentage
 -------------    ----------------     -------------        ----------------       ------      ----------------

         1             104.89                31                   74.23               61            36.31
         2             104.03                32                   73.08               62            34.94
         3             103.14                33                   71.92               63            33.55
         4             102.24                34                   70.74               64            32.16
         5             101.33                35                   69.57               65            30.76
         6             100.41                36                   68.38               66            29.36
         7              99.48                37                   67.19               67            27.96
         8              98.54                38                   65.99               68            26.56
         9              97.58                39                   64.79               69            25.15
        10              96.62                40                   63.57               70            23.74
        11              95.65                41                   62.35               71            22.33
        12              94.66                42                   61.12               72            20.91
        13              93.67                43                   59.88          After Mos. 72      21.00
        14              92.66                44                   58.63
        15              91.64                45                   57.38
        16              90.62                46                   56.12
        17              89.58                47                   54.85
        18              88.54                48                   53.58
        19              87.49                49                   52.29
        20              86.43                50                   51.00
        21              85.37                51                   49.70
        22              84.29                52                   48.39
        23              83.21                53                   47.08
        24              82.11                54                   45.75
        25              81.01                55                   44.43
        26              79.90                56                   43.09
        27              78.78                57                   41.75
        28              77.66                58                   40.40
        29              76.52                59                   39.05
        30              75.38                60                   37.68


           /s/ SKK                                     /s/ JRC
           ---------------                             -------------
           Lessee Initials                             Lessor Initials

[AT&T LOGO] AT&T
Capital Corporation                          (Applies to 7 Year MACRS Equipment)

                        MASTER EQUIPMENT LEASE AGREEMENT
                        STIPULATED LOSS VALUES
================================================================================
LESSEE:           HYUNDAI ELECTRONICS AMERICA, INC.

--------------------------------------------------------------------------------
Street Address:   3101 North First Street

--------------------------------------------------------------------------------
City/State/Zip:   San Jose, CA 95134

================================================================================
================================================================================
LESSOR:           AT&T COMMERCIAL FINANCE CORPORATION

--------------------------------------------------------------------------------
Address:          44 Whippany Road
                  Morristown, NJ 07962
--------------------------------------------------------------------------------
Lease                           Schedule
Number:                         Number:       IA0
================================================================================

The Stipulated Loss Value of the Equipment on the above referenced Master Equipment Lease Agreement Schedule shall be determined by multiplying the applicable Stipulated Loss Value Percentage (stated below) as of the due date of the last Rental Payment due immediately prior to the date of the Loss or the Event of Default, as applicable, by the Total Purchase Price.


                        Stipulated Loss                               Stipulated Loss             Rental          Stipulated Loss
   Rental Period        Value Percentage         Rental Period        Value Percentage            Period          Value Percentage
   -------------        ----------------         -------------        ----------------            ------          ----------------

        1                  104.83                    31                  74.57                    61                36.62
        2                  103.97                    32                  73.43                    62                35.23
        3                  103.09                    33                  72.27                    63                33.83
        4                  102.20                    34                  71.11                    64                32.42
        5                  101.30                    35                  69.94                    65                31.00
        6                  100.39                    36                  68.76                    66                29.57
        7                   99.47                    37                  67.57                    67                28.14
        8                   98.54                    38                  66.38                    68                26.71
        9                   97.60                    39                  65.17                    69                25.27
       10                   96.65                    40                  63.96                    70                23.81
       11                   95.69                    41                  62.73                    71                22.36
       12                   94.72                    42                  61.50                    72                20.90
       13                   93.75                    43                  60.27                After Mos.72          21.00
       14                   92.76                    44                  59.02
       15                   91.76                    45                  57.77
       16                   90.75                    46                  56.51
       17                   89.73                    47                  55.24
       18                   88.71                    48                  53.97
       19                   87.67                    49                  52.68
       20                   86.63                    50                  51.39
       21                   85.58                    51                  50.09
       22                   84.52                    52                  48.78
       23                   83.45                    53                  47.46
       24                   82.37                    54                  46.13
       25                   81.28                    55                  44.80
       26                   80.19                    56                  43.46
       27                   79.08                    57                  42.11
       28                   77.97                    58                  40.75
       29                   76.84                    59                  39.38
       30                   75.71                    60                  38.01


           /s/ SKK                                     /s/ JRC
           ---------------                             -------------
           Lessee Initials                             Lessor Initials

[AT&T LOGO] AT&T
Capital Corporation

                        MASTER EQUIPMENT LEASE AGREEMENT
                        COMMENCEMENT CERTIFICATE
================================================================================
LESSEE:           HYUNDAI ELECTRONICS AMERICA, INC.

--------------------------------------------------------------------------------
Street Address:   3101 North First Street

--------------------------------------------------------------------------------
City/State/Zip:   San Jose, CA 95134

================================================================================
================================================================================
LESSOR:           AT&T COMMERCIAL FINANCE CORPORATION

--------------------------------------------------------------------------------
Address:          44 Whippany Road
                  Morristown, NJ 07962
--------------------------------------------------------------------------------
Lease
Number:
================================================================================

SCHEDULE NO. IA0 WHICH INCORPORATES BY REFERENCE MASTER EQUIPMENT LEASE AGREEMENT DATED JANUARY 17, 1997 BETWEEN LESSOR AND LESSEE
================================================================================
      Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Master Equipment Lease Agreement between the parties hereto (the Agreement), identified above.

      In accordance with the terms and provisions of the Agreement and the
Schedule identified by the Schedule Number specified above, the Lessee hereby certifies and states that: (a) all Equipment listed in the above referenced Schedule, as amended through the date hereof (Equipment), has been delivered and fully installed; (b) Lessee has inspected the Equipment, and all testing as it deems necessary has been performed by Lessee, the manufacturer or Seller; (c) Lessee accepts the Equipment for all purposes of the Agreement, the Purchase Documents and all related documents; (d) on the date hereof, the Equipment has become for the first time operational and available to be placed in service for its specifically assigned function; (e) any insurance policies required by
Section 7 of the Agreement have been obtained and are in full force and effect; and (f) the Equipment is located at the Equipment Location specified in the Schedule (and such location is also set forth below).
================================================================================

Address for Billing (if different from above):

Equipment Location: 2001 Fortune Drive, San Jose, CA 95131

                               COMMENCEMENT DATE:

                                  June 18, 1997
                               ------------------

Lessee

BY: /s/ S.K. Kang
    -----------------------------
    (Lessee Authorized Signature)            I Hereby Certify That This is a
                                             True, Correct and Complete
                                             Copy of This Document.
S.K. Kang / Treasurer
-----------------------------                By: /s/ Anne G. Valk
(Type/Print Name and Title)                      -------------------------

                                 AMENDMENT NO. 1
                TO EQUIPMENT SCHEDULE NO. IA0 DATED JUNE 18, 1997
                    UNDER MASTER LEASE DATED JANUARY 17, 1997
                                     BETWEEN
                  AT&T COMMERCIAL FINANCE CORPORATION (Lessor)
                                       AND
                    HYUNDAI ELECTRONICS AMERICA. INC (Lessee)

Lessor and Lessee hereby agree to amend Equipment Schedule No. IAO as follows:

1. The first paragraph of Section 1 "END OF TERM OPTIONS" is deleted in its entirety and replaced with the following:

      Notwithstanding anything to thc contrary in Section 18 of the Agreement, Lessee shall have only the following options at the expiration of the Initial Term of this Schedule: (i) unless Lessor and Tokyo Leasing (U.S.A.), Inc. (or its assignee) (the "Lender") notifies Lessee, in writing, to the contrary at least one hundred and eighty (180) days prior to the expiration of the Initial Term, this Schedule shall automatically be renewed for an additional twelve (12) month Term at the same monthly Rental Payment as to all (but not less than all) of the Equipment; or (ii) if Lessor and Lender do not require this Schedule to automatically renew for the twelve (12) month Term provided in (i), Lessee must elect either Option A, Option B, or Option C below at the end of the applicable Term of this Schedule. Options A, B, and C will remain applicable at the end of the twelve (12) month automatic renewal shou1d this Schedule be extended.

All other terms and conditions of Equipment Schedule No. IAO shall remain the same


Effective:  August 28, 1997


AT&T COMMERCIAL FINANCE CORPORATION          HYUNDAI ELECTRONICS AMERICA, INC.


BY: /s/ John R. Clark                        BY: /s/ S.K. Kang
    -------------------------------              -----------------------------

NAME: John R. Clark                          NAME: S.K. Kang
    -------------------------------              -----------------------------

TITLE: Corporate Counsel and                 TITLE: Treasurer
       Assistant Secretary
    -------------------------------              -----------------------------

DATE: 9-2-97                                 DATE: 8/29/97
    -------------------------------              -----------------------------

                                 AMENDMENT NO. 2
                TO EQUIPMENT SCHEDULE NO. IA0 DATED JUNE 18, 1997
                    UNDER MASTER LEASE DATED JANUARY 17, 1997
                                     BETWEEN
                             AFG INVESTMENT TRUST C
                                       AND
                              MMC TECHNOLOGY, INC.

      WHEREAS, AFG Investment Trust C ("Lessor") as Assignee of Newcourt Commercial Finance Corporation (f/k/a AT&T Commercial Finance Corporation) and MMC Technology, Inc. ("Lessee") as Assignee of Hyundai Electronics America, Inc. are parties to the above-referenced Equipment Schedule (the "Agreement"); and

      WHEREAS, Lessor and Lessee wish to amend certain terms of the Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree to amend the Agreement as follows:

Section 8 "TAXES" is hereby amended to provide that on Lessor's behalf and as Lessor's agent, Lessee will file and pay all personal property Taxes imposed during the Term after the effective date of this Amendment directly to the applicable taxing authority. Lessee's filing shall be in a manner that identifies Lessor's Equipment, ownership, and that the Lessee is filing as agent for the Lessor. Lessee will provide Lessor with a yearly written report detailing the amount of such personal property Taxes paid, the date and identity of the taxing authority to which such payments were made, and proof of such payment. In addition to any indemnity obligation of Lessee hereunder, Lessee further agrees to indemnify, defend and hold Lessor harmless from and against any penalty, interest, costs or fees (including, without limitation, late-filing, non-filing and/or incorrect filing fees or charges) which may be imposed upon Lessor or the Equipment.

All other terms and conditions of Equipment Schedule No. IAO shall remain the same.


Effective:   January 1, 1999


AFG INVESTMENT TRUST C                       MMC TECHNOLOGY, INC.
 By: AFG ASIT Corporation
 Its: Managing Trust


BY: /s/ Gail D. Ofgant                       BY: /s/ N. Pignati
    -------------------------------              -----------------------------

NAME: Gail D. Ofgant                         NAME: N. Pignati
    -------------------------------              -----------------------------

TITLE: Sr. Vice President                    TITLE: President
    -------------------------------              -----------------------------

DATE:                                        DATE: 6-9-99
    -------------------------------              -----------------------------

TO:       Fred Wallace

FROM:     Sandra M. Capo

DATE:     April 26, 1999

RE:       Hyundai Plate-1, TS-2, 1A0 and 1A5 Property Tax

================================================================================

Please confirm by signing this memo below that the attached indemnification letter from Newcourt Commercial Finance Corporation is acceptable for MMC Technology, as assigned by Hyundai, to file and pay directly all property tax expenses for the above Rental Schedules.

Once an fully executed copy of this letter is completed I will give you a copy. If you have any questions, please do not hesitate to see me. Thanks.


/s/ Frederick T. Wallace
-----------------------------
Frederick T. Wallace
Director of Tax